Exhibit 10.1

JPMorgan Chase Bank N.A., London Branch

and

The Bank of New York Mellon,

solely in its capacity as trustee of the

iShares® Gold Trust Micro and not individually

CUSTODIAN AGREEMENT

This CUSTODIAN AGREEMENT (this “Agreement”) is made on    June 15, 2021

BETWEEN

(1)

JPMorgan Chase Bank N.A., London Branch, a company incorporated with limited liability as a National Banking Association, whose principal London office is at 25 Bank Street, Canary Wharf, London, E14 5JP, UK ("we" or "us"); and

(2)

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York, whose principal place of business is at 240 Greenwich Street, 8th Floor, New York, New York 10286, United States of America, in its capacity as trustee of the iShares® Gold Trust Micro ("Trust"), (in such capacity "you").

(3)

iShares Delaware Trust Sponsor LLC, a Delaware limited liability company, whose principal place of business is at 400 Howard Street, San Francisco, CA 94105, United States of America, in its capacity as sponsor of the Trust. Sponsor is entering into this agreement solely with respect to clause 10.1.

INTRODUCTION

We have agreed to open and maintain for you the Account (as defined below) and to provide other services to you in connection with the Account. This Agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Agreement:

"Account" means the account constituted by the Allocated Account and the Unallocated Account.

"Account Balance" means, in relation to the Account, all your rights to and interest in the balance from time to time on that Account.

"Allocated Account" means the sub-account maintained by us in your name recording the amount of Bullion received and held by us for you on an allocated basis.

“Authorized Participant” shall have the meaning ascribed to it in the Trust Agreement

“Authorized Participant Agreement” shall have the meaning ascribed to it in the Trust Agreement.

“Authorized Persons” means the persons of the Trustee identified in clause 5.1 of this Agreement.

"Availability Date" means the Business Day on which you wish to transfer or deliver Gold to us for deposit into the Account.

"BNYM" means The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York.

"Bullion" means any Gold held by us or any Sub-Custodian in the Allocated Account from time to time.

"Business Day" means a Custodian Day (as defined in the Procedures).

“Custodian” means JPMorgan Chase Bank, N.A., London Branch, or its successors.

"Customs" means HM Revenue and Customs.

"eBTS" means the electronic Bullion Transfer System website developed by us.

"Fees" means the fees and charges referred to in clause 11.1 of this Agreement.

"Gold" means gold that meets the requirements of "good delivery" under the rules of the LBMA expressed in troy ounces and with a minimum fineness of 0.995.

"HMRC Agreement" means the agreement between Customs and the LBMA in relation to supplies of bullion (as set out in Section 1 of Customs’ Notice 700/57/04— Administrative agreements entered into with trade bodies).

"LBMA" means the London Bullion Market Association or its successors.

“Losses” means the items identified in clause 12.4 of this Agreement.

"Ounce" means a troy ounce of Gold.

"Procedures" means the document entitled "iShares® Gold Trust Micro Creation and Redemption Procedures" attached as Schedule 1 (as amended from time to time).

"Rules" means the rules, regulations, practices and customs of the LBMA, the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement.

“Sponsor” means iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, or its successors.

"Sub-Custodian" means a sub-custodian, agent or depository (including an entity within our corporate group), appointed by us to perform any of our duties under this Agreement including the custody and safekeeping of Bullion.

“SWIFT” means the secure messaging system identified in clause 5.1.

“Termination Date” means the date of the termination of this Agreement identified in clause 13.1(a) of this Agreement.

“Trust Agreement” means the Depositary Trust Agreement of the Trust, dated as of June 15, 2021, as amended from time to time, between the Sponsor and the Trustee.

“Trustee” means The Bank of New York Mellon or its successors.

"Unallocated Account" means the sub-account maintained by us in your name recording the amount of Gold which either we or you, as the case may be, have a right to call upon the other party to deliver to it.

"VAT" means value added tax as imposed by the VATA (as amended or reenacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

"VAT Group" means a group for the purposes of the VAT Grouping Legislation.

"VAT Grouping Legislation" means:

(a)     sections 43 to 43D (inclusive) of VATA; and

(b)     the Value Added Tax (Groups: eligibility) Order 2004 (SI 2004/1931).

"VATA" means the Value Added Tax Act 1994.

"Vault Location" means our vault premises in London or New York, as applicable.

“Website” means the JPMorgan Chase Bank website identified in clause 5.2 of this Agreement.

"Withdrawal Date" means the Business Day on which you wish to withdraw Gold from the Account.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

1.4

VAT Groups: References to any right, entitlement or obligation of any person under the laws in relation to VAT shall (where appropriate and unless the context otherwise requires) be construed, at any time when such person is treated as a member of a VAT Group, to include a reference to the right, entitlement or obligation under such laws of the representative member of such VAT Group at such time.

2.	ACCOUNT

2.1	Opening Account: We shall open and maintain the Account. The Account shall comprise:

(a)	an Allocated Account in respect of Gold which you ask us to hold for you on an allocated basis; and

(b)	an Unallocated Account in respect of Gold which you ask us to hold for you on an unallocated basis,

which together shall be treated as a single account for all purposes of this Agreement unless the context requires otherwise.

2.2

Deposits and withdrawals: The balance of your Account shall reflect the combined balance on your Allocated Account and Unallocated Account. The balance of the Allocated Account shall reflect the amount of Bullion. The balance of the Unallocated Account shall reflect your or our entitlement to delivery of an amount of Gold from the other party, in each case equal to the amount of deposits less withdrawals of Gold made by you pursuant to the terms of this Agreement in relation to the Unallocated Account.

2.3	Denomination of Account: The Account shall be denominated in Ounces.

2.4

Delivery, Receipt and Maintenance of Gold: We will receive, hold, release and deliver Gold from the Account only in accordance with this Agreement and the Procedures. In the event of a conflict between the terms of this Agreement and those of the Procedures, the Procedures shall prevail; provided, however, that any amendment to the Procedures after the date of this Agreement which modifies the scope of our duties or liabilities shall only be binding upon us to the extent that it has been adopted by you and the Sponsor with our prior written consent (which consent will not be unreasonably withheld or delayed).

2.5

Reports: We will provide reports to you relating to deposits into and withdrawals from the Account and the Account Balance in such form and with such frequency (but not less than monthly) as may be agreed between you and us including the reports specified in sub-clauses (a) and (b) below. We will notify you by SWIFT or email on each day there is activity in an account of the balance in the account on such day and of any instruction to which we were unable to give effect. Such reports will also be available to you daily by means of eBTS.

(a)

For each Business Day, not later than 9:00 a.m., New York time, on the following Business Day, we will transmit to you information showing the movement of Gold into and out of the Account, identifying separately each transaction and any substitution of Gold made under clause 2.7.

(b)	We will supply to you at least monthly, within ten Business Days following the end of each calendar month a written statement which:

(i)	lists all property held in the Account including a weight list for the Gold in the Allocated Account containing information sufficient to uniquely identify each bar of Gold;

(ii)	identifies the entity having physical possession of each bar; and

(iii)

details all transactions involving the Account, including daily balances held in the Unallocated Account and all transfers to or from the Account or any account with a Sub-Custodian containing Gold held for your benefit and any substitutions or relocations of Gold held in the Account.

(c)

We will maintain a secure website, whereby you shall gain access to the list of all bars of Gold in the Account, which list shall be updated at least weekly and include the following information for each bar of Gold:

(i)	relevant Vault Location;

(ii)	gross weight;

(iii)	fineness;

(iv)	serial identification number;

(v)	size;

(vi)	fine Ounces; and

(vii)	applicable refinery name.

Such reports shall also include any other information that you may reasonably request. We will provide additional weight lists to you upon your request.

2.6

Reversal of entries: We at all times reserve the right to reverse any provisional or erroneous entries to the Account with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made.

2.7	Substitution of Gold: With your prior approval (in consultation with the Sponsor), we may substitute other Gold for Bullion, provided that there is no change in the total number of Ounces of Bullion.

2.8

Access to Records; Inspection Rights: We will permit your officers and properly designated representatives and independent public accountants for the Trust identified by you reasonable access to the records of the Account for the purpose of confirming the content of those records. Upon at least ten days' prior notice, during our regular banking hours, any such officer or properly designated representative, any independent public accountants for the Trust identified by you and any person designated by any regulatory authority having jurisdiction over you or the Trust will be entitled to examine on our premises the Gold held by us on our premises pursuant to this Agreement and our records regarding the Gold held hereunder at a Sub-Custodian, but only upon receipt from you of properly authorised instructions to that effect. Unless we have received at least ten days' prior notice and reasonable assurances (in our sole discretion) that any costs and expenses incurred in connection therewith will be indemnified to us, we shall not be required to move to our premises any Gold held at a Sub-Custodian for purposes of making it available for inspection as provided herein. In addition, we understand that, in connection with the preparation of the financial statements of the Trust that will be filed from time to time with the United States Securities and Exchange Commission, officers of the Sponsor will be required by law or regulation to provide written assurances regarding the reliability of the internal controls used in the preparation of those financials. To the extent that our activities or controls in our capacity as custodian of the Trust assets are relevant to the information presented in the financial statements of the Trust, we will cooperate with the Sponsor and the Trustee to enable the Sponsor to provide the required written assurances referred to above, including (but not limited to) by providing the Sponsor's and the Trust's external auditors with any necessary information and reports regarding our internal control over financial reporting as far as such reporting relates to the scope of our duties.

3.	DEPOSITS

3.1	Procedure: You may at any time notify us of your intention to deposit Gold. A deposit must be made (in the manner and accompanied by such documentation as we may require) by:

(a)	(in the case of the Unallocated Account only) transfer from an account relating to Gold and having the same denomination as that to which the Account relates; or

(b)

the delivery of Gold to us at any Vault Location, through any recognised clearing member of the LBMA (acting as delivery agent), or as we may otherwise direct, at your expense and risk. All deposits of Gold delivered to us must be in the form of bars which comply with the Rules (including the Rules relating to good delivery and fineness) or in such other form as may be agreed between you and us. In connection with any such deposit of Gold, we shall use commercially reasonable efforts to review the Gold to determine if any Gold included in the deposit is subject to governmental sanctions applicable to brands of gold, including, without limitation, sanctions of The Office of Foreign Asset Control of the Department of Treasury of the United States applicable to brands of gold. If any Gold included in the deposit is identified by us as being subject to any such sanctions, we shall reject the deposit of Gold and shall promptly notify in writing the depositor and the delivery agent, as applicable, and the Trustee of such rejection.

3.2	Notice requirements: Any notice relating to a deposit of Gold must:

(a)	be received by us no later than the time specified in the Procedures unless otherwise agreed;

(b)	in the case of a deposit pursuant to clause 3.1(a), specify the details of the account from which the Gold will be transferred;

(c)

in the case of a deposit pursuant to clause 3.1(b), specify the name of the person or carrier that will deliver the Gold to us at a Vault Location, or as we may direct, and the manner in which the Gold will be packed; and

(d)	specify the amount (in the appropriate denomination) of the Gold to be credited to the Account, the Availability Date, and any other information which we may from time to time require.

3.3	Timing: A deposit of Gold will not be credited to the Account until:

(a)	in the case of a deposit pursuant to clause 3.1(a), an account of ours with any bank, broker or other firm has been credited with an amount equal to the amount of such deposit; and

(b)

in the case of a deposit pursuant to clause 3.1(b), we have received the Gold and verified compliance with the Rules (without prejudice to clause 12.1), weighed it in accordance with LBMA practice to confirm that it is the required weight, confirmed all markings, and determined on the basis of a visual inspection that it is not damaged and there is no reason to believe it is not accurately described in the delivery instruction.

3.4

Capacity; Right to amend procedure: We will use our best efforts to have available the necessary capacity to take delivery of Gold on your behalf at the locations specified in clause 7.4 by parties making such deliveries; for this purpose we are authorised to, at our own risk and expense, move Gold held in the Account from one location to another location otherwise permitted under this Agreement.

4.	WITHDRAWALS

4.1

Release of Gold: No Gold held in the Account shall be released in any manner whatsoever except upon your written instructions and in accordance with the Procedures. We will deliver Gold by making Gold bars available for collection at our office or at the office of a Sub-Custodian at which the Gold is held. However, we will, upon your order, deliver amounts of up to 430 Ounces from the Unallocated Account.

4.2

Procedure: You may at any time notify us of your intention to withdraw Gold standing to the credit of the Account. A withdrawal may be made (in the manner and accompanied by such documentation as we may require) by:

(a)	(in the case of the Unallocated Account only) transfer to an account relating to Gold and having the same denomination as that to which the Account relates; or

(b)

the collection of Gold from us at any Vault Location, or at the vault premises of such Sub-Custodian as we may direct, at your expense and risk. Without prejudice to clause 12.1, any Gold made available to you will be in the form of bars which comply with the Rules (including the Rules relating to good delivery and fineness) or in such other form as may be agreed between you and us. We are entitled to select which bars are to be made available to you.

4.3	Notice requirements: Any notice relating to a withdrawal of Gold must:

(a)	be received by us no later than the time set out in the Procedures;

(b)	specify the details of the account to which the Gold is to be transferred or the name of the person or carrier that will collect the Gold from us (as applicable); and

(c)

specify the amount of Gold to be withdrawn from the Allocated Account and the amount (in the appropriate denomination) of any Gold to be debited to the Unallocated Account, the Withdrawal Date, and any other information which we may from time to time require.

4.4

Collection of Bullion: You must collect, or arrange for the collection of Bullion being withdrawn from us or the Sub-Custodian at your expense and risk. We will advise you of the Vault Location or the vault premises of such Sub-Custodian as we may direct from which the Bullion may be collected no later than one Business Day prior to the Withdrawal Date.

5.	INSTRUCTIONS

5.1

Your representatives: Whenever in this Agreement it is provided that we are authorised to act or refrain from acting on instructions, approval or consent of, or notice from, you, we are so authorised to act or refrain from acting only on instructions, approval, consent or notice given in accordance with this clause 5. We are authorised to rely and act upon written instructions given by you through the Society for Worldwide Interbank Financial Telecommunications secure messaging system (“SWIFT”). It is your responsibility to maintain commercially reasonable controls and security procedures with respect to your use of SWIFT and the persons who are authorised to access SWIFT for purposes of instructions and other communications given by you to us pursuant to this Agreement. You agree to provide a list of such authorised persons to the Sponsor from time to time upon the Sponsor’s written request.

5.2

eBTS: All transfers into and out of the Account(s) shall be made upon receipt of, and in accordance with, instructions given by you to us. Such instructions may be given either: a. through eBTS, accessible through the JPMorgan Chase Bank website (the "Website") by you pursuant to the terms of the Website agreement; or b. if, for any reason the Website is not operational, and unless otherwise agreed, any such instruction or communication shall be effective if given by authenticated electronic transmission (including tested telex and SWIFT) or such other electronic messaging system as the parties may from time to time agree.

5.3	Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. Any such instructions shall have effect only after actual receipt by us.

5.4

Unclear or ambiguous instructions: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.5	Refusal to execute: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1

Disclosure to others: Subject to clause 6.2, each party shall respect the confidentiality of information acquired under this Agreement and neither will, without the consent of the other, disclose to any other person any information acquired under this Agreement provided that nothing in this Agreement will prevent or condition the filing with the United States Securities and Exchange Commission of a copy of this Agreement in connection with the registration of the public offering of its shares by the Trust.

6.2

Permitted disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory authority, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party's auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (e.g., a subsidiary or holding company of a party). Each party irrevocably authorises the other to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1	Appointment: You hereby appoint us to act as custodian of the Bullion in accordance with this Agreement and any Rules which apply to us.

7.2

Segregation of Bullion: We will segregate the Bullion from any precious metal which we own or hold for other customers or which BNYM owns in its own right and we will require Sub-Custodians to segregate the Bullion from any precious metals owned by any of the foregoing.

7.3	Ownership of Bullion: We will identify in our books, and will require any Sub-Custodian to identify on their books, that the Bullion belongs to you.

7.4

Location of Bullion: The Bullion must be held by us at a Vault Location or at the vaults of any Sub-Custodian in England or the United States, unless otherwise agreed between you and us (with the Sponsor's approval).

7.5

Minimization of Gold held in Unallocated Account: We will seek to minimise the amount of Gold held in the Unallocated Account by allocating, on each Business Day, bars of Gold to the Allocated Account in substitution for holdings of an equivalent denomination in the Unallocated Account such that no Gold is held in the Unallocated Account at the close of such Business Day. If in the process of reducing to zero the number of Ounces in the Unallocated Account on any Business Day we allocate to the Allocated Account a Gold bar with an aggregate weight in excess of your balance in the Unallocated Account prior to such allocation, we and the Trust will be co-owners of such Gold bar in proportion to our respective ownership interests. We will take reasonable steps to limit at all times the number of bars of Bullion co-owned by the Trust and us to no more than one and, for this purpose, any allocation to the Allocated Account will seek to eliminate such co-ownership by first transferring to the Trust the portion of any jointly owned Gold bar not owned by the Trust.

7.6

Charges; Liens: The Bullion and Gold held in the Account shall not be subject to any right, charge, security interest, lien or claim of any kind in favour of us, any Sub-Custodian or any creditor of any of them or any other person, except a lien in our favour for our Fees payable under clause 11 for the safe custody and administration of the Bullion or Gold held in the Account. We shall not loan, hypothecate, pledge or otherwise encumber any Bullion or Gold held in the Account absent your written instructions.

7.7

Insurance: We undertake that we maintain insurance in support of our custodial obligations under this Agreement including covering any loss of Gold. In addition, we will maintain breadth of policies and coverage limits agreed between us and the Sponsor and its affiliates from time to time.  Subject to your execution of a mutually agreeable non-disclosure agreement, evidence of such insurance coverage is available upon request. In the event that we elect to reduce, cancel or not to renew such insurance, we will give you prior written notice as follows: in the case of a reduction, we will endeavour to provide such notice at least 30 days prior to the effective date of the reduction; and in the event of a cancellation or expiration of the insurance without renewal we will provide such notice at least 30 days prior to the last day of insurance coverage. You acknowledge that any such insurance is held for our benefit and not for the benefit of you or the Trust, and that notwithstanding clause 12.6 you may not submit any claim under the terms of such insurance.

7.8

Notice of Changes: We will notify you promptly in writing if we become aware that (i) we receive notice of any claim against the Account other than a claim for payment of safe custody or administration permitted by this Agreement; (ii) we otherwise fail to comply with any of the provisions of this Agreement; or (iii) any of our representations and warranties in clause 9 shall cease to be true and correct.

7.9

Other Information: To the extent that the Custodian’s activities under this Agreement are relevant to the preparation of the filings required of the Trust under the securities laws of the United States or any other jurisdiction, the Custodian will, to the extent permitted by applicable law, the Rules or applicable regulatory authority, and upon reasonable request, cooperate with the Trustee and the Sponsor and the Trustee’s and the Sponsor’s representatives to provide such information concerning the Custodian’s activities as may be necessary, in the Sponsor’s discretion, for such filings to be completed. Additionally, to the extent that the Custodian’s activities or controls in its capacity as custodian of the Trust’s assets are relevant to the information presented in the financial statements of the Trust, the Custodian will, upon reasonable request, cooperate with the Sponsor and the Trustee to assist the Sponsor in providing the required written assurances regarding the reliability of the internal controls used in the preparation of such financial statements, including by providing the Trust’s external auditors with information and reports regarding the Custodian’s internal controls over financial reporting as far as such reporting relates to the scope of the Custodian’s duties.

7.10

Purchases of Gold by us: When requested by you on any Business Day on which Gold held by the Trust is evaluated, we will purchase from you, for cash and for standard t+2 settlement, the amount of Gold that you specify as necessary to pay the expenses of the Trust at a price per Ounce equal to the price used by you for the evaluation of the Trust's Gold on such date. We will pay to you or to your order the proceeds of each purchase of Gold made under this clause when requested by you or otherwise on the first Business Day following the end of the month in which the transaction occurred.

8.	SUB-CUSTODIANS AND AGENTS

8.1

Sub-Custodians: We may appoint Sub-Custodians to perform any of our duties under this Agreement including the custody and safekeeping of Bullion. We will use reasonable care in the appointment of any Sub-Custodian. Gold held by a Sub-Custodian shall be kept in our account at such Sub-Custodian, and we will separately identify on our books Gold that is so held on your behalf. Our account with each such Sub-Custodian will be subject only to our instructions. Any Sub-Custodian will be a member of the LBMA.

8.2	Liability for Sub-Custodians: Our use of Sub-Custodians shall be without prejudice to our obligations and liabilities under this Agreement.

8.3

Notice: We will provide you on request with the name and address of any Sub-Custodian of Bullion along with any other information which you may reasonably require concerning the appointment of a Sub-Custodian.

8.4

Monitoring: We will monitor the conduct of each Sub-Custodian, and promptly advise you of any difficulties or problems (financial, operational or otherwise) existing with respect to such Sub-Custodian of which we are aware and will take appropriate and lawful action to protect and safekeep your Gold deposited with such Sub-Custodian, including to the extent feasible, the withdrawal of such Gold from such Sub-Custodian.

8.5

Access and Inspection: We will not entrust Gold held in the Account to any Sub-Custodian unless that Sub-Custodian grants rights of access and inspection to records and Gold that are similar to those granted by us under this Agreement.

8.6

Use of Agents: We may in our discretion use agents in connection with handling transactions under this Agreement, provided that any such use shall not relieve us of any of our responsibilities or liabilities hereunder.

9.	REPRESENTATIONS

9.1	Your representations: You represent and warrant to us that:

(a)

the Trust is and will remain duly constituted with all necessary authority, powers, consents, licences and authorisations and all necessary action has been taken to enable it to engage in the transactions provided for under this Agreement;

(b)	you are appointed as trustee of the Trust and have and will have unencumbered legal title to the assets of the Trust at all times;

(c)

you have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to enable you lawfully to enter into and perform your duties and obligations under this Agreement;

(d)	the persons entering into this Agreement on your behalf have been duly authorised to do so; and

(e)

this Agreement and the obligations created under it are binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which you are bound.

You undertake to notify us in the event that any of the statements set out in the sub-clauses ceases to be true.

9.2	Our representations: We represent and warrant to you that:

(a)	We are a bank, duly organized under the laws of our country of organization as set forth above, and are regulated as such by that country's government or an agency thereof;

(b)	this Agreement has been duly authorized, executed and delivered on our behalf and constitutes our legal, valid and binding obligation;

(c)	we are, and will continue to be during the term of this Agreement, a member of the LBMA;

(d)

the execution, delivery and performance of this Agreement by us do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained; and

(e)	Gold substituted by us under clause 2.7 has a fine weight at least equal to the fine weight of the Bullion for which it is substituted.

10.	SANCTIONS

10.1

The Sponsor represents, warrants, and undertakes, on a continuing basis that each Authorized Participant shall be required, in accordance with the terms of their respective Authorized Participant Agreements, to represent, covenant and warrant to the Sponsor that it has established and shall maintain a sanctions program (a “Sanctions Program”) reasonably designed to prevent it from engaging in activities, financial transactions or other illicit purposes for or on behalf of individuals or entities in line with applicable sanctions laws and regulations, and that it shall comply with the Sanctions Program and all applicable sanctions laws, regulations and rules in effect during the term of its Authorized Participant Agreement.

11.	FEES AND EXPENSES

11.1

Fees: Our fees will be paid in accordance with the fee agreement which has been executed by us and the Sponsor, as that agreement may be amended from time to time by the parties to it in accordance with its terms. Details of charges (including charges with respect to the use of the Website, if any, transfer clearing charges and storage charges) will be advised to you by us in writing from time to time.

11.2	Credit balances: No interest or other amount will be paid by us on any credit balance on the Unallocated Account.

11.3

Debit balances: You are not entitled to overdraw the Unallocated Account except to the extent that there is equivalent Bullion in the Allocated Account. If for any reason the Unallocated Account is overdrawn beyond 430 Ounces, we may at our sole discretion and without any further consent from you transfer equivalent Bullion from the Allocated Account in satisfaction of such debit balance.

12.	SCOPE OF RESPONSIBILITY

12.1

Disclaimer of liability: You understand and agree that we will not know, except as provided in clause 3.3(b), will not have any duty to determine and, except as provided in clause 9.2(e), in making any report required under this Agreement, will not be considered to be making any representation or warranty as to whether in fact the Gold deposited with us contains the amount of pure gold indicated on the bars. Except for Gold deposited by us in substitution for other Gold held in the Account under clause 2.7, WE DISCLAIM ALL LIABILITY FOR THE GENUINENESS AND FINENESS OF GOLD DEPOSITED WITH US UNDER THIS AGREEMENT.

12.2

Exclusion of liability: We will use reasonable care in the performance of our duties under this Agreement and without prejudice to clause 12.1 will only be responsible for any loss or damage suffered by you as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, and in which case our liability will not exceed the aggregate of the market value of the Bullion and the balance of the Unallocated Account at the time of such negligence, fraud or wilful default.

12.3

Force majeure: Neither we, nor any of our directors, employees, agents or affiliates shall incur any liability to you if, by reason of any provision of any present or future law or regulation of the United Kingdom or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond our control, we are prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or are delayed in, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed and accordingly we do not do that thing or do that thing at a later time than would otherwise be required.

12.4

Indemnity in favour of us: You, solely from and to the extent of the assets of the Trust, shall indemnify and keep us indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (including but not limited to reasonable legal fees and expenses) ("Losses") which we may suffer or incur directly in connection with this Agreement except to the extent that such Losses are due directly to our negligence, wilful default or fraud.

12.5

Indemnity in favour of you: We shall be liable for and shall indemnify you for, and hold you harmless from, any Losses incurred by you (individually or in your capacity as trustee) directly relating to or arising from any breach of our covenants, agreements, representations and warranties contained in this Agreement, any failure by us to act or refrain from acting in accordance with instructions under clause 5 from you, or any physical loss, destruction or damage to the Bullion, except, in each case, for Losses arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government or public authority, act of God or a similar cause that is beyond our control, provided that our liability under this clause shall be limited to the value of Gold under custody at the time of the act or omission giving rise to the claim under this clause. You will notify us promptly of any proceeding or claim for which you may seek indemnity, and we shall cooperate fully with you with respect to any such proceeding or claim. Any deposit of Gold held in the Account with a Sub-Custodian pursuant to clause 8 hereof shall not affect our responsibilities or liabilities or in any way limit or relieve us of our responsibilities or liabilities under this clause 12, and we shall remain fully liable with respect to such Gold as if we had retained physical possession of it.

12.6

Subrogation: You and the Trust will be subrogated to us with respect to any claim against a Sub-Custodian or any other person for any loss or damage suffered by you or the Trust if and to the extent that you and the Trust have not been made whole for such loss or damage, and we hereby assign all such rights to you. Your exercise of the rights granted in this clause shall not affect our liabilities under the preceding provisions of this clause 12.

12.7

Exculpation in respect of offer document: We and our officers, directors, employees, agents and sub-custodians shall not be responsible or liable in any manner for any recitals, statements, representations or warranties made by any person other than us under or in connection with the establishment of, or sale of interests in, the Trust, including without limitation any offer document, prospectus, filings, marketing documentation or other documentation relating thereto.

13.	TERMINATION

13.1

Method: Either party may terminate this Agreement by giving not less than 180 Business Days written notice to the other party, provided that we may terminate this Agreement immediately on written notice in the event that any of the statements set out in clause 9.1(a)-(e) become untrue, and you may terminate this Agreement immediately on written notice following an event specified in clause 7.8 provided that clause 12 shall survive termination of this Agreement. Any such notice given by you must specify:

(a)	the date on which the termination will take effect (the "Termination Date");

(b)	the person to whom any Bullion and any credit balance on the Unallocated Account is to be transferred; and

(c)	all other necessary arrangements for the transfer or repayment, as the case may be, of any Account Balance.

13.2

Redelivery arrangements: If you do not make arrangements acceptable to us for the transfer or repayment of any Bullion or credit balance in the Unallocated Account we may continue to store the Bullion or maintain that Unallocated Account (as the case may be), in which case we will continue to charge the Fees payable under clause 11. If you have not made arrangements acceptable to us for the redelivery of the Bullion or transfer or repayment of any credit balance in the Unallocated Account (as the case may be) within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close the Account, sell the Bullion and close the Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this Agreement.

13.3

Existing rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

13.4	eBTS: Effective the Termination Date, the use of the Website will automatically be terminated and no further access to the Website will be permitted.

14.	VALUE ADDED TAX

14.1

VAT exclusive: All sums payable or other consideration provided to us by you or the Sponsor in connection with this Agreement (including, without limitation, pursuant to the fee agreement referred to in clause 11.1) are deemed to be exclusive of VAT. To the extent that VAT or any other tax shall become chargeable and payable in respect of the services provided by us , you shall pay to us such VAT, or other tax, in addition to the fees payable by the Sponsor referred to in clause 11.1.

14.2	Supplies of Gold: Notwithstanding clause 14.1, where, pursuant to or in connection with this Agreement:

(a)	(i) you instruct us in writing to remove any Gold from the black box; and

(ii) we, or any Sub-Custodian for us, are required to account to Customs for any VAT in respect of such removal,

you shall pay to us a sum equal to the amount of such VAT, such payment to be made within 5 Business Days of receipt by you of a valid VAT invoice (or a copy of such invoice where the original of the same has been issued to the person to whom you instructed us to deliver the relevant Gold).

(b)     you or any other person makes a supply to us for VAT purposes and VAT is or becomes chargeable on such supply, we shall, within 5 Business Days of receipt of a valid VAT invoice in respect of such supply, pay to you a sum equal to the amount of such VAT, save to the extent that we (acting reasonably and in good faith) are not entitled to credit or repayment in respect of such VAT from Customs.

In this clause 14.2 the terms "remove" (and any derivation thereof) and "black box" to be construed in accordance with the HMRC Agreement.

15.	NOTICES AND RECORD-KEEPING

15.1

Form: A notice or other communication under or in connection with this Agreement may be given orally unless required in writing under this Agreement. References to writing includes an electronic transmission.

15.2

Method of transmission: Any notice or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including email and SWIFT) or such other electronic transmission as the parties may from time to time agree, to the party due to receive the notice or communication, addressed as follows, or to another address, number or destination specified by that party by written notice to the other:

15.2.1	If to us,

JPMorgan Chase Bank, N.A., London branch

25 Bank Street

6th Floor, Metalics Processing, Bullion Operations

Canary Wharf

London, E14 5JP

UK

Attention: John-Paul Crocker

Email: Metalics.BO.Processing@chase.com (for escalation: john-paul.a.crocker@jpmorgan.com; m.a.smith@jpmorgan.com)

15.2.2	If to you,

The Bank of New York Mellon

240 Greenwich Street

8th Floor

New York, New York 10286

Attention: ETF Service Directors

Telephone: + (212) 815-2698

Email: ETFCSM@bnymellon.com

15.3	Deemed receipt on notice: A notice or other communication under or in connection with this Agreement will be deemed received only if actually received or delivered.

15.4

Recording of calls: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and accepted by you as evidence of the orders or instructions given; provided that in case of any dispute or disagreement regarding any conversation so recorded we will promptly share the recordings with you and your representatives; and provided further, that we will have no obligations to retain any such recordings prior to becoming aware of any such dispute or disagreement.

15.5	Records: We will maintain adequate records identifying the Gold as belonging to you. Such records shall include, with respect to the Account:

(a)

journals or other records of original entry containing an itemised daily record in detail of all receipts and deliveries of Gold (including adequate information to uniquely identify each bar of Gold received in or delivered from the Allocated Account and the person from whom each bar was delivered; and

(b)	ledgers (or other records) reflecting:

(i)	Gold in our physical possession, or held by any Sub-Custodian; and

(ii)	Gold held in the Unallocated Account and allocations made daily in respect thereof, as provided in clause 7.5; and

(iii)	such other books and records as you may reasonably request.

15.6

Annual Certificate: We will deliver annually to you and more frequently if requested by you, a certificate dated the date of delivery, certifying that we have, since the date of this Agreement or the date of the preceding such certificate, complied with the terms and conditions of this Agreement and that our representations and warranties in clause 9 of this Agreement continue to be true and correct.

16.	GENERAL

16.1

No advice: Our duties and obligations under this Agreement do not include providing you with investment advice. In asking us to open and maintain the Account, you do so in reliance upon your own judgement and we shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any deposits into, or withdrawals from, an Account.

16.2

Assignment: This Agreement is for the benefit of and binding upon us both and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to any Account or any right or obligation under this Agreement or any part of any of the foregoing unless we otherwise agree in writing. Notwithstanding the forgoing, if there is any change in the identity of the Trustee in accordance with the Trust Agreement, the Custodian and the Trustee shall take such reasonable steps to execute such documents and shall take such reasonable actions as the new Trustee and the outgoing Trustee may reasonably require for the purpose of vesting in the new Trustee the rights and obligations of the outgoing Trustee and releasing the outgoing Trustee from its future obligations under this Agreement.

16.3

Amendments: Any amendment to this Agreement must be agreed in writing and be signed by us both. Any amendment affecting the rights of the Sponsor under this Agreement shall require written consent of the Sponsor. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

16.4

Partial invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

16.5	Entire agreement: This document represents the entire agreement, and supersedes any previous agreements between you and us relating to the subject matter of this Agreement.

16.6	Joint and several liability: If there is more than one of you, your responsibilities under this Agreement apply to each of you individually as well as jointly.

.

16.7	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

16.8	Contracts (Rights of Third Parties) Act 1999: Other than the Sponsor, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties Act) 1999.

16.9	Legal opinion: We will furnish to you an opinion of counsel acceptable to you addressed to you and dated the date hereof to the effect that:

(a)

our execution, delivery and performance of this Agreement have been duly authorized by us and do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body; and

(b)	this Agreement has been duly executed and delivered by us and constitutes our legal, valid and binding obligation, enforceable in accordance with its terms subject to principles of equity.

17.	PROCEDURES

The provisions of the Procedures are hereby incorporated into and made a part of this Agreement, subject to clause 2.4. You and we agree to comply with the Procedures. You, with the prior written consent of the Sponsor, may modify the Procedures from time to time upon reasonable advance notice and, if the modifications relate to our duties, after consultation with us.

18.	GOVERNING LAW AND JURISDICTION

18.1	Governing law: This Agreement is governed by, and will be construed in accordance with, English law.

18.2

Jurisdiction: The English courts have non-exclusive jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes you irrevocably submit to the jurisdiction of the English courts.

18.3

Waiver of immunity: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

18.4

Service of process: Process by which any proceedings are begun may be served on a party by being delivered to such party’s address specified below. This does not affect any right to serve process in another manner permitted by law.

Trustee’s Address for service of process:

BNY Mellon

One Canada Square

London E14 5AL

England

Attention: Legal Department

with a copy to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: ETF Service Directors

Custodian’s Address for service of process:

JPMorgan Chase Bank, N.A., London branch

25 Bank Street

Canary Wharf

London, E14 5JP

UK

Attention: Legal Department (Commodities)

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Signed on behalf of JPMorgan Chase Bank N.A., London Branch by

Signature:	/s/ Mark Amlin
Name:	Mark Amlin
Title:	Executive Director

Signed on behalf of The Bank of New York Mellon solely in its capacity as trustee of the iShares® Gold Trust Micro by

Signature:	/s/ Patrick Griffin
Name:	Patrick Griffin
Title:	Vice President

Solely with respect to clause 10.1, the Sponsor has duly executed this Agreement as of the date first above written.

Signed on behalf of iSHARES DELAWARE TRUST SPONSOR LLC, in its capacity as Sponsor

By:	/s/ Paul C. Lohrey
Name: Paul C. Lohrey
Title: President & CEO

Schedule 1

Creation and Redemption Procedures

iSHARES® GOLD TRUST MICRO

CREATION AND REDEMPTION PROCEDURES

adopted by the Sponsor and the Trustee (each as defined below) as of June 15, 2021

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.     Definitions.     For purposes of these Procedures, unless the context otherwise requires, the following terms will have the following meanings:

“Authorized Participant” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Authorized Participant Agreement” shall mean, with respect to an Authorized Participant, such Authorized Participant's Authorized Participant Agreement with the Trustee and the Sponsor.

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of its Authorized Participant Agreement, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trustee for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Basket Gold Amount” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Business Day” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Trustee and communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Custodial Account” shall mean an account established by the Trustee with a Custodian pursuant to the Custodian Agreement.

“Custodian” shall mean a financial institution or other entity with which the Trustee shall have entered into an agreement for the custody of the Trust's property; provided, that if there is more than one Custodian at any time, a reference in these Procedures to “the Custodian” in connection with a particular Purchase Order or Redemption Order shall be to such Custodian as the Trustee shall have designated for purposes of such Purchase Order or Redemption Order.

“Custodian Agreement” shall mean, as of any date, the Custodian Agreement at the time in effect between the Trustee and the Custodian.

“Custodian Day” shall mean, with respect to a Custodian, a day on which the facilities at which a Delivery of Gold is to take place to or by such Custodian on behalf of the Trust are open for business.

“Delivery” shall mean a delivery of Gold or Shares, as applicable, in each case effected according to the definition of “Deliver” in Section 1.1 of the Trust Agreement.

“Depositor” shall mean any Authorized Participant that deposits Gold into the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of that Gold.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“Fine Ounces” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Gold” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“iShares” shall mean shares issued by the Trustee representing fractional, undivided interests in the net assets of the Trust.

“LBMA” shall mean the London Bullion Market Association.

“Order Cut-Off Time” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Order Date” shall have, (i) with respect to a Purchase Order, the meaning ascribed to the term in Section 2.3 of the Trust Agreement; and (ii) with respect to a Redemption Order, the meaning ascribed to the term in Section 2.6 of the Trust Agreement.

“Person” shall mean any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Procedures” shall mean these Creation and Redemption Procedures, as may be amended from time to time.

“Purchase Order” shall mean an order to purchase one or more Baskets in the form from time to time adopted by the Trustee.

“Redemption Order” shall mean an order to redeem one or more Baskets in the form from time to time adopted by the Trustee.

“Sponsor” shall mean iShares Delaware Trust Sponsor LLC, a Delaware limited liability company, in its capacity as sponsor of the Trust, and any successor thereto in such capacity.

“Transaction Fee” shall mean, as of any date, the fee at the time in effect pursuant to Section 5.7(a) of the Trust Agreement.

“Trust” shall mean the iShares® Gold Trust Micro, a trust governed by the provisions of the Trust Agreement.

“Trustee” shall mean The Bank of New York Mellon, a New York banking corporation, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust Agreement” shall mean, as of any date, the Depositary Trust Agreement at the time in effect among the Trustee, the Sponsor, all registered owners and beneficial owners from time to time of iShares and all Depositors.

“Unallocated Basis” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Valuation Relevant Price” shall mean, as of any date, the price used by the Trustee on such date to determine in compliance with the Trust Agreement the value of the Gold held by the Trust.

“VAT” shall mean (a) any tax imposed pursuant to or in compliance with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (b) any other tax of a similar nature, whether imposed in a member state of the European Union or elsewhere, in substitution for, or levied in addition to, such tax referred to in “(a)”.

Section 1.02.     Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re- enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.03.     Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

ARTICLE II

CREATION PROCEDURES

Section 2.01.      Creation of iShares. The issuance and Delivery of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a.     Authorized Participants wishing to acquire from the Trustee one or more Baskets shall place a Purchase Order with the Trustee on any Business Day; provided, however, that only Purchase Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Purchase Orders received by the Trustee on or after the Order Cut-Off Time on a Business Day (except as otherwise provided in Section 2.01(b)(ii)) will not be accepted. A new Purchase Order may be submitted in accordance with these Procedures.

b.     For purposes of paragraph “a” above, a Purchase Order shall be deemed “received” by the Trustee only when each of the following has occurred:

(i)     An Authorized Representative shall have placed a telephone call to the Trustee's Creation and Redemption Line, or entered a Purchase Order through the Trustee’s electronic order entry system, as such may be available and constituted from time to time (the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A), informing the Trustee that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets, and the location or locations where the Authorized Participant intends to make Delivery of the Basket Gold Amount corresponding to each Basket (such locations to be limited to those where, in compliance with the Custodian Agreement, a Custodian is authorized to hold Gold on behalf of the Trust and for which written procedures for the delivery of Gold to and from such locations in connection with the creation and redemption of Baskets have been agreed to by the Custodian, the Trustee and the Sponsor). If the Authorized Participant wishes to settle a Purchase Order in a time frame other than the second Business Day following the Order Date (i.e., T + 2), such request must be made to the Trustee upon placement of the Purchase Order and must be approved by the Trustee in its sole discretion.

(ii)     Within one hour following such telephone call, the Trustee shall have received, via electronic mail message, a duly completed, irrevocable Purchase Order executed by an Authorized Representative of such Authorized Participant (which Purchase Order may be received after the Order Cut-Off Time if such telephone call was made prior to the Order Cut-Off Time).

c.     The Trustee will ask the Custodian to confirm whether delivery can be made at the locations indicated by the Authorized Participant.

d.     Before accepting a Purchase Order, the Trustee shall make sure that there exists at least one location at which the Authorized Participant is willing to Deliver, and the Custodian is capable of accepting, the requisite amount of Gold in connection with such Purchase Order. Should the Trustee elect to accept the Purchase Order, it shall communicate its decision by sending to the Authorized Participant (with copies to the Custodian at the offices of the Custodian in London and at each location at which the Authorized Participant will be expected to Deliver Gold pursuant to paragraph “c” above), via facsimile or electronic mail message, no later than 5:00 p.m. (New York time) on the Order Date for such Purchase Order a copy of the corresponding Purchase Order endorsed “Accepted” by the Trustee and indicating the Basket Gold Amount that the Authorized Participant shall Deliver to the Custodian in respect of each Basket. For Purchase Orders submitted via the Trustee’s electronic order entry system which the Trustee has elected to accept, the Authorized Participant will receive an automated electronic mail message indicating the acceptance of the Purchase Order and indicating the Basket Gold Amount that the Authorized Participant shall Deliver to the Custodian in respect of each Basket, and the Purchase Order will be marked “Accepted” in the Trustee’s electronic order entry system. Prior to the transmission of the Trustee's acceptance as specified above, a Purchase Order will only represent the Authorized Participant's unilateral offer to deposit Gold in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Custodian or any other party.

e.     Unless waived by the Trustee in writing, the Authorized Participant will be responsible for the cost of transportation of Gold to the location where it is to be Delivered, as well as for the cost of transportation of any Gold that has to be removed from a location at which the Authorized Participant wishes to make Delivery in order to make capacity available for such Delivery at such location. The Basket Gold Amount corresponding to each Basket must be delivered at the locations specified by the Custodian no later than 10:00 a.m. (local time at the place of Delivery) on the settlement date of the Purchase Order, which shall be the second Custodian Day following the Order Date unless prior approval for earlier settlement has been granted by the Trustee in its sole discretion. Delivery may be made for deposit either in the Trustee's Custodial Account, in an account with a subcustodian of the Custodian or in an account of the Authorized Participant with the Custodian. If delivery is made for deposit in the Authorized Participant's account with the Custodian, it will be accompanied by an irrevocable order to the Custodian authorizing the transfer of the Gold so delivered to the Trustee's Custodial Account against the delivery by the Trustee of the corresponding number of iShares as provided in paragraph “h” or “i” below, as applicable. The Authorized Participant shall contact the Custodian to obtain information regarding the location of the facilities where Delivery shall take place. The Custodian shall take all necessary measures to ensure that the facilities at which Delivery is to take place in respect of a Purchase Order are prepared to take such Delivery no later than 10:00 a.m. (local time at the place of Delivery) on the second Custodian Day following the applicable Order Date.

f.      Gold shall be Delivered to the Custodian in the form of Gold bars only and must be accompanied by the corresponding bar list; provided, that an amount of Gold not exceeding 430 Ounces may be Delivered to the Custodian on an Unallocated Basis. Gold that has been Delivered to the Custodian no later than 10:00 a.m. (local time at the place of Delivery) on a Custodian Day shall be allocated by the Custodian to the Trustee's Custodial Account no later than 12:00 p.m. (New York time) on the date of such Delivery. Where Gold is Delivered to the Custodian after 10:00 a.m. (local time at the place of Delivery) on a Custodian Day, the Custodian (i) will use its commercially reasonable efforts to allocate such Gold to the Trustee's Custodial Account no later than 12:00 p.m. (New York time) on the date of such Delivery and (ii) will allocate such Gold to the Trustee's Custodial Account no later than 9:00 a.m. (New York time) on the next Custodian Day following the date of such Delivery.

g.     The Custodian shall allocate Gold to the Trustee's Custodial Account by (i) making entries in the Custodian's books and records to identify such Gold as being held for the Trust, it being understood that such entries shall identify each bar of Gold so allocated by refiner, assay, serial number and gross and fine weight; (ii) physically segregating from Gold held by the Custodian for its own account or on behalf of other clients the Gold so allocated to the Trustee's Custodial Account; and (iii) sending to the Trustee, via electronic mail message, a written confirmation of the allocation, including the identification of the bars allocated as described above.

h.     On the second Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date as the Trustee in its discretion may agree, the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and Deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by 1:00 p.m. (New York time) on the date such issuance and Delivery is to take place:

(i)     the Custodian shall have reported in writing or by electronic communication to the Trustee that:

(a)      in the case of Gold bars delivered by the Authorized Participant, it has reviewed the corresponding bar list and the Gold received from the Authorized Participant to assure that the Gold matches the description in the bar list in terms of weight, fineness, refiner's marks and bar numbers and that, based on that review and on such further examination as the Custodian customarily performs in respect of gold purchased for its own account, the Gold deposited by the Authorized Participant in respect to such Purchase Order (A) complies with (1) the “Good Delivery” Rules of the LBMA, and/or (2) such other standards as the Custodian and the Trustee, with the approval of the Sponsor, may have adopted; and (B) except as otherwise permitted pursuant to the documents governing the Custodial Account, is held by the Custodian on behalf of the Trust in allocated form; or

(b)     in the case of Gold delivered by the Authorized Participant on an Unallocated Basis, the corresponding amount of Gold has been credited to the Trustee’s Custodial Account and (except as otherwise permitted pursuant to the documents governing the Custodial Account) been allocated to the Trustee's Custodial Account, and the Gold so allocated is in compliance with the provisions of the paragraph above;

(ii)     the Trustee shall have received from the Authorized Participant the applicable Transaction Fee;

(iii)     the Authorized Participant shall have agreed to pay, or reimburse the Custodian, the Trustee or the Trust for the amount of any applicable taxes (including VAT) which are or become due in connection with the Delivery of Gold to the Custodian; and

(iv)     any other conditions to the issuance under the Trust Agreement shall have been satisfied.

i.     In all other cases, the Authorized Participant shall consult with the Sponsor to determine the ongoing status of the Purchase Order, and the Trustee shall issue the aggregate number of iShares corresponding to the Baskets ordered by the Authorized Participant and Deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which the conditions set forth in clauses (i) to (iv) of paragraph “h” above shall have been met.

ARTICLE III

REDEMPTION PROCEDURES

Section 3.01.      Redemption of iShares. Redemption of iShares shall take place only in integral numbers of Baskets in compliance with the following rules:

a.     Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Trustee on any Business Day; provided, however, that only Redemption Orders received by the Trustee prior to the Order Cut-Off Time on a Business Day shall have such Business Day as the Order Date. Redemption Orders received by the Trustee on or after the Order Cut-Off Time on any Business Day (except as otherwise provided in Section 3.01(b)(ii)) will not be accepted. A new Redemption Order may be submitted in accordance with these Procedures.

b.     For purposes of paragraph “a” above, a Redemption Order shall be deemed “received” by the Trustee only when each of the following has occurred:

(i)     An Authorized Representative shall have placed a telephone call to the Trustee's Creation and Redemption Line informing the Trustee that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets, or entered a Redemption Order through the Trustee’s electronic order entry system, as such may be available and constituted from time to time (the use of which shall be subject to the Order Entry System Terms and Conditions attached hereto as Annex A). If the Authorized Participant wishes to settle a Redemption Order in a time frame other than the second Business Day following the Order Date (i.e., T + 2), such request must be made to the Trustee upon placement of the Redemption Order and must be approved by the Trustee in its sole discretion.

(ii)     Within one hour following such telephone call, the Trustee shall have received, via electronic mail message, a duly completed, irrevocable Redemption Order executed by an Authorized Representative of such Authorized Participant (which Redemption Order may be received after the Order Cut-Off Time if such telephone call was made prior to the Order Cut-Off Time).

c.     Should the Trustee elect to accept such Redemption Order, it shall communicate its decision to the Authorized Participant by sending to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, no later than 5:00 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Trustee and indicating the Basket Gold Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket being redeemed. For Redemption Orders submitted via the Trustee’s electronic order entry system that the Trustee elects to accept, the Authorized Participant will receive an automated electronic mail message indicating the acceptance of the Redemption Order and indicating the Basket Gold Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket, and the Redemption Order will be marked “Accepted” in the Trustee’s electronic order entry system.

d.     Unless otherwise agreed to by the Custodian, Gold will be Delivered by the Custodian in the form of Gold bars only; provided, that an amount of Gold not exceeding 430 Ounces may be Delivered by the Custodian on an Unallocated Basis. While a redeeming Authorized Participant will be entitled to express a preference as to the city or facility where it would like to have the Basket Gold Amount delivered, the Custodian, in consultation with the Trustee, will have final authority to decide where such delivery will take place. The Custodian shall inform via electronic mail message or facsimile sent to an Authorized Representative of the redeeming Authorized Participant no later than 11:00 a.m. (New York time) on the first Custodian Day following the Order Date of such Redemption Order the exact location(s) where Delivery will be made, and the amount of Gold to be Delivered to the Authorized Participant at each such location.

e.     Provided that, by 10:00 a.m. (New York time) on the second Custodian Day following the Order Date of a Redemption Order, the Trustee shall have confirmed in writing or by electronic communication to the Custodian that:

(i)     the Authorized Participant has Delivered to the Trustee's account at DTC the total number of iShares to be redeemed by such Authorized Participant pursuant to such Redemption Order;

(ii)     the Trustee has received the corresponding Transaction Fee;

(iii)     the Authorized Participant has agreed to pay, or reimburse the Custodian, the Trustee or the Trust for the amount of any applicable taxes (including VAT) which are or becomes due in connection with the Delivery of Gold to the Authorized Participant; and

(iv)     any other conditions to the redemption under the Trust Agreement have been satisfied,

the Custodian will, as applicable, on such day, at the locations and in the amounts specified in the communication sent in compliance with paragraph “d” above: (A) Deliver to such Authorized Participant the corresponding amounts of Gold which complies with (1) the “Good Delivery” Rules of the LBMA, and/or (2) such other standards as the Custodian and the Trustee, with the approval of the Sponsor, may have adopted; and, if applicable, (B) Deliver Gold to the redeeming Authorized Participant by crediting the account indicated by the redeeming Authorized Participant in its Redemption Order. Having made such Delivery, the Custodian will send written confirmation thereof to the Trustee who will then cancel the iShares so redeemed.

f.     In all other cases, Delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Trustee as described in clauses “i” to “iv” of paragraph “e” above.

g.     The foregoing provisions notwithstanding, the Custodian shall not be liable for any failure or delay in making Delivery of Gold in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority or act of God, or a similar cause that is beyond the Custodian's control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

h.     In the event that, by 10:00 a.m. (New York time) on the second Custodian Day following the Order Date of a Redemption Order the Trustee's account at DTC shall not have been credited with the total number of iShares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Trustee will cancel such Redemption Order and will send via electronic mail message notice of such cancellation to the respective Authorized Participant and the Custodian.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Creation and Redemption Procedures as of the date first set forth above.

THE BANK OF NEW YORK MELLON, in its capacity as Trustee

By:	/s/ Patrick G. Griffin
Name: Patrick G. Griffin
Title: Vice President

iSHARES DELAWARE TRUST SPONSOR LLC, in its capacity as Sponsor

By:	/s/ Paul C. Lohrey
Name: Paul Lohrey
Title: Director, President and Chief Executive Officer (Principal executive officer)

ANNEX A

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for iShares® Gold Trust Micro (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Annex and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex shall control.

1.           (a) Authorized Participant shall provide to the Trustee a duly executed authorization letter, in a form satisfactory to Trustee, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Trustee promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Trustee a reasonable opportunity to terminate such Authorized Person’s access to the System. The Trustee shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.     Trustee grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Trustee in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Trustee and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Trustee or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Trustee’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Trustee’s request.

3.         (a) Authorized Participant acknowledges that any user manual or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Trustee. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Trustee’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRUSTEE AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the AP Agreement for any reason, Authorized Participant shall return to Trustee all copies of the Material which is in Authorized Participant’s possession or under its control.

4.         Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Trustee. Trustee shall be entitled to rely on the information received by it from the Authorized Participant and Trustee may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Trustee a reasonable time prior that such person is not an Authorized Person.

5.         Trustee shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Trustee’s negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRUSTEE OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRUSTEE OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRUSTEE OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6.         Trustee reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex.

7.        Trustee shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Trustee shall not be liable for any failure to act in accordance with such Purchase Order or Redemption Order and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Trustee. Trustee may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Trustee in sufficient time for Trustee to act upon, or in accordance with, such instructions or communications.

8.        Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.       Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Trustee may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.